UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21964 (Commission File Number)	51-0347683 (IRS Employer Identification No.)

880 Steel Drive, Valley City, Ohio 44280

(Address of Principal Executive Offices)  (Zip Code)

(330) 558-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SHLO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On May 4, 2020, Ramzi Y. Hermiz resigned from his positions as the President & Chief Executive Officer and a Director of Shiloh Industries, Inc. (the “Company”). Mr. Hermiz’ resignation is not the result of any disagreement with the Company or management over any matter relating to the operations, policies or practices of the Company.

The Company entered into a Mutual Separation Agreement and Release (the “Separation Agreement”) with Mr. Hermiz on May 5, 2020 pursuant to which he will receive (a) the payments and benefits to which he would have been entitled under his Offer Letter dated August 23, 2012, if his employment had been terminated by the Company “without cause” and (b) subject to certain conditions, reimbursement for COBRA continuation coverage for a period 12 months. Specifically, if Mr. Hermiz’s acceptance is not revoked within seven days following Mr. Hermiz’s execution of the Separation Agreement, Mr. Hermiz will be entitled to receive (i) on the date that is sixty days from the effective date of the Separation Agreement, a lump sum payment in the gross amount of $1,750,000, representing the sum of his current base salary and his current bonus opportunity at target, less applicable employment taxes, income tax withholding and other deductions as required by law or pursuant to Shiloh’s general payroll practices, and (ii) reimbursement for the cost of health insurance premiums under COBRA for 12 months, which reimbursement will cease if Mr. Hermiz becomes eligible for comparable coverage with a new employer at no cost.

Pursuant to the Separation Agreement Mr. Hermiz has released all claims against the Company and has agreed to certain covenants, including with respect to confidentiality, non-competition, non-solicitation and non-disparagement.

Appointment of Interim President and Chief Executive Officer

Cloyd J. Abruzzo, a member of the Company’s Board of Directors since 2004, has been named Interim President and Chief Executive Officer, effective May 5, 2020. Mr. Abruzzo, 69, retired in December 2003 from Stoneridge, Inc., a global designer and manufacturer of specialty electrical components and systems for the automotive and commercial vehicle markets. From May 1993 until his retirement, Mr. Abruzzo was a director and the President and Chief Executive Officer of Stoneridge. Mr. Abruzzo joined Stoneridge in 1980 and held several positions prior to becoming President and Chief Executive Officer in May 1993.

As President and Interim Chief Executive Officer, Mr. Abruzzo will be entitled to receive the compensation as set forth in a Letter Agreement between Mr. Abruzzo and the Company. Mr. Abruzzo will receive a monthly salary of $25,000 ($300,000 annualized). In addition, Mr. Abruzzo received a grant of 75,000 shares of restricted stock which will vest 18 months from the date of grant. During the period in which he serves as President and Interim Chief Executive Officer, Mr. Abruzzo will continue to receive the fees he currently receives for serving as a Director. Mr. Abruzzo will continue to serve as a Director of the Company. In connection with the appointment of Mr. Abruzzo as the Company’s Interim President and Chief Executive Officer, Mr. Abruzzo resigned from the Audit, Compensation, and the Nominating and Corporate Governance Committees of the Board.

Mr. Abruzzo will not be a party to a change in control agreement with the Company and will not be entitled to participate in the Company’s Change in Control Severance Plan.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on May 5, 2020, announcing the resignation of Mr. Hermiz and the appointment of Mr. Abruzzo. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On May 8, 2020, the Company issued a press release withdrawing the Company’s fiscal year 2020 guidance in light of the COVID-19 pandemic. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or of the Securities Act of 1933, as amended.

Supplemental Risk Factor

Due to the further impact of COVID-19 pandemic, the Company is supplementing the risk factors previously disclosed in its Form 10-Q with the following risk factor:

•

The COVID-19 pandemic has disrupted, and will likely continue to disrupt, our business, which has and will likely continue to adversely affect our results of operations, financial position, and cash flow from operations.

Pandemics or disease outbreaks, such COVID-19, have disrupted, and may continue to disrupt, automotive industry customer sales and production volumes. Vehicle production, including by our customers, has decreased significantly as of result of the COVID-19 pandemic, and resulted in the shutdown of manufacturing operations. As a result, we have experienced, and will likely continue to experience, reductions in orders from our customers globally. This reduction in orders may be further exacerbated by the global economic downturn resulting from the pandemic which could decrease consumer demand for vehicles or result in the financial distress of one or more of our customers or suppliers. As a result, our future sales volumes and revenue remain highly uncertain.

In addition, the Company and our suppliers have experienced facility closures, work stoppages, employee layoffs and furloughs, travel restrictions, implementation of precautionary health and safety measures and other restrictions, which could result in delays or the inability to produce and deliver products to our customers on a timely basis, even after operations fully resume. These delays could materially adversely affect our business, results of operations and financial condition. The financial impact of the COVID-19 pandemic could negatively impact our future compliance with financial covenants of our credit facility and other financing arrangements and result in a default and potentially an acceleration of indebtedness. This would negatively affect our liquidity and may adversely impact our operations and results of operations and may result in asset impairment.

The extent to which the COVID-19 pandemic adversely affects our financial performance will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the pandemic, its severity, the effectiveness of actions to contain the virus or treat its impact and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 pandemic has subsided, we may continue to experience adverse impacts on our business and financial performance as a result of its global economic impact, including a recession that has occurred or may occur in the future. Our cash flow from operations, liquidity and financial position could be adversely affected by COVID-19 depending upon the length and severity of the disruption and impact upon on our customers, suppliers and our ability to effectively restart production.

In addition to the risks specifically described above, the COVID-19 pandemic has exacerbated and precipitated the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three months ended January 31, 2020, and may continue to do so, in ways that we are not currently able to predict, any of which could materially adversely affect our business, results of operations, financial position, and cash flow from operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 5, 2020
99.2	Press release dated May 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.

	By:	/s/ Lillian Etzkorn
Lillian Etzkorn
Date: May 8, 2020	Senior Vice President and Chief Financial Officer